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Exhibit 99.2

SL Green Realty Corp.
Second Quarter 2002
Supplemental Data
June 30, 2002

        SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•
SL Green's common stock and Preferred Income Equity Redeemable Shares ("PIERS"SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

•
SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

•
This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

        Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700

        This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

        The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the three and six months ended June 30, 2002 that will subsequently be released on Form 10-Q to be filed on or before August 15, 2002.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance
Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-9
Balance Sheets	10-11
Statements of Operations	12-13
Joint Venture Statements	14-15
Statement of Stockholders' Equity	16
Funds From Operations	17
Selected Financial Data	18-20
Summary of Debt and Ground Lease Arrangements	21-23
Mortgage Investments and Preferred Equity	24-25
Property Data
Composition of Property Portfolio	26
Top Tenants	27
Leasing Activity Summary	28-31
Lease Expiration Schedule	32-33
Summary of Acquisition/Disposition Activity	34-35
Supplemental Definitions	36
Corporate Information	38

CORPORATE PROFILE

        SL Green Realty Corp. (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of SL Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

        Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: wholly owned property investments, co-ownership in properties with institutional partners, and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

        Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

SL GREEN REALTY CORP.

FINANCIAL HIGHLIGHTS

SECOND QUARTER 2002

UNAUDITED

EARNINGS PERFORMANCE

        Second quarter Funds From Operations (FFO) were $28.4 million or $0.81 per share (diluted), 1.3% better than one year ago, when FFO was $23.4 million or $0.80 per share (diluted). The second quarter FFO per share results primarily reflect the Company's five million common share issuance in July 2001 which increased the weighted average dilutive shares outstanding from 32.2 million in 2001 to 37.9 million in 2002.

        For the six months ended June 30, 2002, operating results improved 3.9% as FFO before minority interest totaled $55.3 million, or $1.59 per share diluted, compared to $44.6 million, or $1.53 per share diluted for the same period in 2001.

        The $4.9 million growth in second quarter FFO results from the following:

        (1)  $3.6 million increase to FFO from unconsolidated joint ventures primarily due to the acquisition of 1515 Broadway (May 2002), contribution of One Park Avenue to a joint venture (May 2001) and the net acquisition of an incremental share in the interest in 1250 Broadway from 49.9% to 55.0% (November 2001).

        (2)  $3.7 million decrease in interest expense associated with (i) reduced loan balances due to previous disposition activity ($3.4 million) and (ii) reduced interest costs on floating rate debt ($1.4 million). These reductions were partially offset by increased costs associated with new investment activity ($0.9 million), the costs associated with the early repayment of the 470 Park Avenue South mortgage ($0.2 million), and increased costs for working capital reserves ($0.1 million).

        (3)  $1.0 million increase in other income primarily due to asset management fees earned on joint ventures ($0.7 million) and lease buy-out income ($0.2 million).

        (4)  $0.7 million increase in investment and preferred equity income primarily due to the weighted-average asset balance increase from $70.6 million to $153.7 million due to increased net originations. The increase is partially offset by a decrease in the weighted average yield from 15.04% to 12.67% primarily due to lower LIBOR and the $1.1 million accelerated income from the early redemption of a $50.0 million structured finance investment received in 2001.

        (5)  Consolidated GAAP NOI decreased $2.8 million:

  •
  $1.6 million decrease from wholly-owned properties sold, partially sold or contributed to a joint venture: One Park Avenue (May 2001), condo unit at 110 East 42nd Street (July 2001) and 1412 Broadway (June 2001).

  •
  $1.6 million increase primarily from the 2001 acquisition of 317 Madison Avenue (June 2001).

  •
  $0.3 million increase from the 2002 same store properties primarily due to an increase in GAAP revenue totaling $0.7 million, net of change in credit loss. The increase in revenue is attributable to (i) a $1.5 million increase from GAAP replacement rents, which were 47% higher than the previously fully escalated rents, were partially offset by higher tenant reserves and vacancies ($0.9 million) and (ii) increased escalation and reimbursement income ($0.2 million) primarily from operating expense recoveries.

  •
  Total same store costs increased $0.7 million (3%) primarily due to (i) real estate taxes ($0.3 million) due to higher assessed property values, (ii) increased operating payroll costs ($0.2 million), (iii) increased security costs ($0.2 million) and increased electric costs ($0.1 million) partially offset by a decrease in professional fees and advertising ($0.3 million).

  •
  The electric recovery rate for the quarter was approximately 82%, which is flat compared to the previous year.

  •
  $2.2 million increase from the equity in income from unconsolidated joint ventures (previously noted above, included in $3.6 million from unconsolidated joint ventures)

        (6)  MG&A decreased $0.3 million due to higher 2001 personnel costs from several executive management changes.

        (7)  $1.0 million improvement from the affiliates as affiliate income totaled $0.3 million primarily due to increased property management fees and leasing commissions being charged to the joint venture properties ($0.8 million) and the consolidation of e.Emerge into the Company's financial statements.

        Operating earnings increased $15.6 million, or $0.51 per share (diluted) as compared to $12.5 million, or $0.51 per share (diluted), for the same period in the previous year.

QUARTERLY OPERATING RESULTS

Same Store

        Same store cash NOI in the 2002 same store portfolio rose $0.3 million (1.2%) from $25.4 million in 2001 to $25.7 million in 2002, and cash operating margins before ground rent decreased from 59.4% to 59.3%. GAAP NOI increased by $0.3 million over the prior year, and GAAP operating margins before ground rent decreased from 64.1% to 63.4%.

        One of the primary drivers increasing same store cash NOI was the $1.0 million increase in cash revenue. The increase in same store revenue was due to:

1.
An increase in cash rental revenue of $1.5 million resulting from higher replacement rents on approximately 452,000 square feet that were 39% greater than previously fully escalated rents. This increase was partially offset by increased vacancy and reserves ($0.9 million) as the same store portfolio occupancy decreased from 98.6% in 2001 to 96.8% in 2002.

2.
$0.2 million increase in escalation and reimbursement income due to passthrough of operating cost escalations including porter wage.

3.
An increase of $0.2 million in cash revenue due to tenant rent steps partially offset by increased free rent. Cash rent increases were primarily due to 17 Battery Place North and 440 Ninth Avenue.

Consolidated

        The Company's consolidated second quarter EBITDA margins before ground rent improved to 75.8% compared to 68.8% for 2001. The EBITDA margins after ground rent improved to 70.1% as compared to 63.6% in the same period of the prior year.

        These margin improvements are attributable to (i) $2.2 million increase in net income from joint ventures, (ii) $0.7 million increase in structured finance income, (iii) $1.0 million increase in other income primarily due to management fees and lease buy-out income and (iv) $0.3 million decrease in MG&A expense.

QUARTERLY LEASING HIGHLIGHTS

        Vacancy at March 31, 2002 was 292,480 useable square feet net of holdover tenants. The acquisition of 1515 Broadway and the sale of 469 Seventh Avenue resulted in a net increase of 35,488 vacant square feet. During the quarter, 167,890 additional useable office square feet became available at an average escalated cash rent of $26.51 per rentable square foot. Space available before holdovers to lease during the quarter totaled 495,858 useable square feet, or 4.4% of the total portfolio.

        During the second quarter, 61 leases were signed totaling 135,679 useable square feet. New office cash rents averaged $37.38 per rentable square foot. Replacement rents were 46.8% greater than rents on previously occupied space, which had a fully escalated cash rent averaging $25.47 per rentable square foot. Average office tenant concessions were 1.1 months of free rent and an allowance of $11.53 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 47.9% based on square feet expiring. 11 leases have expired comprising 23,157 useable square feet that are in a holdover status. This results in 337,022 useable square feet (net of holdovers) remaining available as of June 30, 2002.

        The Company signed 10 leases for 32,835 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the third quarter of 2002. The Company was able to renew the current office tenants at an average cash rent of $33.86, representing an increase of 53.4% over the previously fully escalated rents of $22.07.

        For the trailing twelve months, cash replacement rents were 40% above the previously escalated rents.

NEW ACTIVITY

1515 Broadway Acquisition

        On May 15, 2002, SL Green acquired 1515 Broadway, New York, New York in a transaction valued at approximately $480.0 million, or $274 per square foot. The property was acquired in a joint venture with SITQ Immobilier, with SL Green retaining an approximate 55% interest in the asset. The property was 98.2% occupied, with current market rents for office space at a 34% premium to fully escalated in-place rents. The initial cash NOI yield of the transaction is approximately 8.2%. SL Green will perform all management and leasing services for the property.

469 Seventh Avenue Sale

        On June 24, 2002, the joint venture comprised of SL Green and Morgan Stanley Real Estate Fund III, L.P. sold 469 Seventh Avenue for $53.1 million, or $222 per square foot. The joint venture purchased the asset in January 2001 for $45.7 million. This sale resulted in the joint venture recognizing a gain totaling $4.8 million. As part of the transaction, SL Green made a preferred equity investment of $6.0 million in the entity acquiring the asset. As a result of the continuing $6.0 million preferred investment, the Company will defer its share ($1.7 million) of the joint venture gain.

Structured Finance Activity

        The Company completed the following transactions:

  •
  Originated $26.3 million of structured finance assets at a current yield of 13.0%

  •
  Participated a $15.0 million junior mortgage to PRISA

  •
  Received full repayment of a $5.2 million junior mortgage participation

        After this activity, the structured finance portfolio, including preferred equity interests, totaled $195.2 million with a current yield of 12.67%, after seller financing.

CAPITALIZATION AND LIQUIDITY

        FAD before first cycle leasing costs decreased 19% from $0.84 per share (diluted) to $0.69 per share (diluted). The decrease in FAD was due to the (i) one-time OID gain realized in 2001 on one structured finance repayment ($5.6 million), (ii) higher tenant improvement and leasing commissions in 2002 ($0.4 million) and (iii) increased FAD adjustment from the increased joint venture portfolio ($0.5 million). These were partially offset by lower free and straight-line rent ($0.3 million) and lower recurring capex ($0.4 million).

        The Company's dividend payout ratio was 54.5% of FFO and 62.9% of FAD before first cycle leasing costs.

        During June, the Company declared a dividend distribution of $0.4425 per common share for the quarter ended June 30, 2002. This reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.77 per common share. At the close of the second quarter 2002, the common share annualized dividend yield was 5.0%. The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of June 28, 2002. Both dividends were paid on July 15, 2002.

OTHER

        Annually, the Company adjusts the same store pool to include all properties owned for a minimum of twelve months (since January 1, 2001). The 2002 same store pool includes the following wholly-owned properties:

2002 SAME STORE

673 First Avenue 470 Park Avenue South 70 West 36th Street 1414 Avenue of the Americas 292 Madison Avenue	1140 Avenue of the Americas 50 West 23rd Street 555 West 57th Street 711 Third Avenue 286 Madison Avenue 17 Battery Place North	420 Lexington Avenue 1466 Broadway 440 Ninth Avenue 1372 Broadway 290 Madison Avenue

SL GREEN REALTY CORP.

FINANCIAL HIGHLIGHTS

Second Quarter

Unaudited

	Three Months Ended June 30
	2002	2001
Operational Information

Total Revenues (000's)	$62,277	$66,476
Funds from Operations
FFO per share—diluted	$0.81	$0.80
FFO Payout	55%	48%
Funds Available for Distribution
FAD per share—diluted	$0.69	$0.84
FAD Payout	64%	46%
Operating Earnings per share—diluted	$0.51	$0.51
Dividends per share	$0.4425	$0.3875
Weighted Average Shares Outstanding—Diluted	33,183	32,183
Same-store Cash NOI increase	1%	17%
Capitalization Data (000's)
Total Assets	$1,479,874	$1,319,665
Total Consolidated Debt	$595,302	$608,649
Minority Interest	$45,644	$43,546
Preferred Stock	$111,474	$111,002
Quarter End Closing Price—SLG Common Stock	$35.65	$30.31
Total Market Capitalization	$2,266,290	$1,759,723
Ratios

Consolidated Debt to Total Market Capitalization	31.84%	39.36%
Combined Debt Allocated	43.77%	46.72%
Consolidated Fixed Charge	2.60	2.15
Combined Fixed Charge	2.20	1.93
Portfolio

Total Buildings
Directly Owned	19	19
Joint Ventures	6	6

	25	25
Total SF	11,533,000	10,105,800
End of Quarter Occupancy—Total	97.2%	98.0%
End of Quarter Occupancy—2002 Same Store	96.8%	98.6%

SL GREEN REALTY CORP.

COMPARATIVE BALANCE SHEETS

Unaudited

(000's omitted)

	6/30/2002	6/30/2001	+/-	3/31/2002	+/-	12/31/2001	+/-
Assets

Commercial real estate properties, at cost:
Land & land interests	138,337	140,657	(2,320)	138,337	—	138,337	—
Buildings & improvements fee interest	701,721	683,889	17,832	699,610	2,111	689,094	12,627
Buildings & improvements leasehold	145,264	141,670	3,594	145,012	252	144,736	528
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—

	997,530	978,424	19,106	995,167	2,363	984,375	13,155
Less accumulated depreciation	(115,555)	(86,585)	(28,970)	(108,034)	(7,521)	(100,776)	(14,779)

	881,975	891,839	(9,864)	887,133	(5,158)	883,599	(1,624)
Other Real Estate Investments:
Investment in unconsolidated joint ventures	223,354	124,495	98,859	124,958	98,396	123,469	99,885
Mortgage loans receivable	127,814	97,832	29,982	127,669	145	127,166	648
Preferred equity investments	67,434	—	67,434	61,451	5,983	61,472	5,962
Properties held for sale	—	—	—	—	—	—	—
Cash and cash equivalents	20,486	43,742	(23,256)	12,429	8,057	13,193	7,293
Restricted cash:
Tenant security	18,974	26,408	(7,434)	18,714	260	19,016	(42)
Escrows & other	15,517	11,108	4,409	18,412	(2,895)	19,408	(3,891)
Tenant and other receivables, net of $5,081 reserve at 6/30/02	8,619	7,008	1,611	7,754	865	8,793	(174)
Related party receivables	3,515	955	2,560	3,417	98	3,498	17
Deferred rents receivable, net of reserve for tenant credit loss of $5,406 at 6/30/02	55,975	49,354	6,621	53,816	2,159	51,855	4,120
Investment in and advances to affiliates	2,949	7,932	(4,983)	2,811	138	8,211	(5,262)
Deferred costs, net	34,571	37,446	(2,876)	34,416	155	34,901	(330)
Other assets	18,691	21,546	(2,856)	15,005	3,686	16,996	1,695

Total Assets	1,479,874	1,319,665	160,209	1,367,985	111,889	1,371,577	108,297

SL GREEN REALTY CORP.

COMPARATIVE BALANCE SHEETS

Unaudited

(000's omitted)

	6/30/2002	6/30/2001	+/-	3/31/2002	+/-	12/31/2001	+/-
Liabilities and Stockholders' Equity

Mortgage notes payable	397,371	325,411	71,960	408,186	(10,815)	409,900	(12,529)
Revolving credit facilities	197,931	283,238	(85,307)	86,931	111,000	94,931	103,000
Derivative Instruments—fair value	4,991	2,383	2,608	2,002	2,989	3,205	1,786
Accrued interest payable	1,951	2,533	(582)	1,617	334	1,875	76
Accounts payable and accrued expenses	27,259	20,922	6,337	24,386	2,873	22,819	4,440
Deferred compensation awards	671	1,838	(1,167)	671	—	1,838	(1,167)
Deferred revenue	2,920	1,587	1,333	1,676	1,244	1,381	1,539
Capitalized lease obligations	15,802	15,437	365	15,644	158	15,574	228
Deferred land lease payable	14,406	13,866	540	14,246	160	14,086	320
Dividend and distributions payable	16,706	12,796	3,910	16,596	110	16,570	136
Security deposits	19,261	20,776	(1,515)	19,019	242	18,829	432

Total Liabilities	699,269	700,787	(1,518)	590,974	108,295	601,008	98,261
Minority interest (2,213 units outstanding) at 6/30/02	45,644	43,546	2,098	47,295	(1,651)	46,430	(786)
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 4,600 outstanding	111,474	111,002	472	111,353	121	111,231	243
Stockholders' Equity

Common stock, $.01 par value 100,000 shares authorized, 30,307 issued and outstanding at 6/30/02	303	249	54	301	2	300	3
Additional paid-in capital	590,197	436,262	153,935	585,509	4,688	583,350	6,847
Deferred compensation plans & officer loans	(6,165)	(9,072)	2,907	(7,336)	1,171	(7,515)	1,350
Accumulated other comprehensive loss	(4,709)	(1,896)	(2,813)	(1,709)	(3,000)	(2,911)	(1,798)
Retained earnings	43,861	38,787	5,074	41,598	2,263	39,684	4,177

Total Stockholders' Equity	623,487	464,330	159,157	618,363	5,124	612,908	10,579

Total Liabilities and Stockholders' Equity	1,479,874	1,319,665	160,209	1,367,985	111,889	1,371,577	108,297

SL GREEN REALTY CORP.

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited

($000's omitted)

	Three Months Ended				Three Months Ended	Six Months Ended
	Jun-02	Jun-01	+/-%		Mar-02	Jun-02
Revenues

Rental revenue, net	46,341	51,208	(4,867)	-10%	45,764	92,105
Free rent	1,733	1,136	597	53%	1,564	3,297
Amortization of free rent	(949)	(816)	(132)	16%	(849)	(1,798)

Net free rent	784	320	464	145%	715	1,499
Straight-line rent	1,601	2,335	(734)	-31%	1,821	3,422
Allowance for S/L tenant credit loss	(542)	(458)	(84)	18%	(516)	(1,058)
Escalation and reimbursement revenues	6,536	7,296	(760)	-10%	6,726	13,262
Signage rent	267	179	88	49%	466	733
Preferred equity investment income	1,934	—	1,934	0%	1,911	3,845
Investment income	3,828	5,046	(1,218)	-24%	3,720	7,548
Other income	1,528	550	978	178%	1,076	2,604

Total Revenues, net	62,277	66,476	(4,199)	-6%	61,683	123,960
Equity in income/(loss) from affiliates	307	(658)	965	-147%	(84)	223
Equity in income from unconsolidated joint ventures	3,998	1,756	2,243	128%	3,333	7,331

Operating expenses	14,195	14,081	115	1%	13,719	27,914
Ground rent	3,159	3,159	0	0%	3,159	6,318
Real estate taxes	7,348	7,958	(610)	-8%	7,355	14,703
Marketing, general and administrative	3,357	3,668	(311)	-8%	3,202	6,559

Total Operating Expenses	28,059	28,866	(806)	-3%	27,435	55,494
EBITDA	38,523	38,708	(185)	0%	37,497	76,020
Interest	9,519	13,171	(3,652)	-28%	9,112	18,631
Depreciation and amortization	9,753	9,189	564	6%	9,597	19,350

Income Before Minority Interest and Items	19,251	16,348	2,903	18%	18,788	38,039
Extraordinary loss- early debt extinguishment	—	—	—	0%	—	—
Gain on sale of properties	—	3,002	(3,002)	-100%	—	—
Cumulative effect of accounting change	—	—	—	0%	—	—
Minority interest—OP	(1,153)	(1,405)	252	-18%	(1,152)	(2,305)

Net Income	18,098	17,945	153	1%	17,636	35,734
Dividends on preferred shares	2,300	2,300	0	0%	2,300	4,600
Preferred stock accretion	123	115	8	7%	123	246

Net Income Available For Common Shares	15,675	15,530	145	1%	15,213	30,888

Ratios

MG&A to Real Estate Revenue, net	6.11%	6.02%			5.82%	5.96%
MG&A to Total Revenue, net	5.39%	5.52%			5.19%	5.29%
Operating Expense to Real Estate Revenue, net	25.82%	23.13%			24.96%	25.38%
EBITDA to Real Estate Revenue, net	70.06%	63.58%			68.21%	69.13%
EBITDA before Ground Rent to Real Estate Revenue, net	75.81%	68.77%			73.95%	74.88%

SL GREEN REALTY CORP.

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited

($000's omitted)

	Three Months Ended			Three Months Ended	Six Months Ended
	Jun-02	Jun-01		Mar-02	Jun-02
Per share data:

Earnings per Share
Net income per share (basic)	0.52	0.63		0.51	1.03
Net income per share (diluted)	0.51	0.60		0.50	1.00
Operating Earnings
Net Income Available For Common Shares	15,675	15,530	1%	15,213	30,888
Extraordinary item	—	0	0%	—	—
Cumulative effect of accounting change	—	0	0%	—	—
Gain on Sale	—	(3,002)	-100%	—	—

Operating Earnings—Basic	15,675	12,528	25%	15,213	30,888
Operating Earnings Per Share—Basic	0.52	0.51	2%	0.51	1.03
Operating Earnings Per Share—Diluted	0.51	0.51	0%	0.50	1.00
Taxable Income
Net Income Available For Common Shares	15,675	15,530	1%	15,213	30,888
Book/Tax Depreciation Adjustment	1,794	1,985	-10%	1,803	3,597
Book/Tax Gain Recognition Adjustment	1,680	998	68%	—	1,680
Other Operating Adjustments	(4,351)	(3,809)	14%	(3,572)	(7,923)
C-corp Earnings	(307)	658	-147%	85	(222)

Taxable Income	14,491	15,362	-6%	13,529	28,020
Dividend per share	0.4425	0.3875	14%	0.4425	0.89
Estimated payout of taxable income	92%	62%	48%	98%	95%
Basic weighted average common shares	30,200	24,706	22%	29,992	30,097
Diluted weighted average common shares and common share equivalents outstanding	33,183	32,183	3%	32,905	33,051

Payout of Taxable Income Analysis:

        Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, and 1412 Broadway through 1031 exchanges.

SL GREEN REALTY CORP.

JOINT VENTURE STATEMENTS

Balance sheet for unconsolidated joint ventures

Unaudited

(000's omitted)

	June 30, 2002			June 30, 2001
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	217,266	115,955		127,058	63,582
Buildings & improvements	901,388	480,009		530,647	267,291

	1,118,654	595,964		657,705	330,873
Less accumulated depreciation	(26,223)	(13,563)		(10,886)	(5,261)

Net Real Estate	1,092,431	582,401		646,819	325,612
Cash and cash equivalents	27,266	14,289		7,227	3,627
Restricted cash	23,541	12,402		22,793	11,097
Tenant receivables, net of $164 reserve	4,303	2,329		2,809	1,360
Deferred rents receivable, net of reserve for tenant credit loss of $606 at 6/30/02	9,370	4,804		4,961	2,378
Deferred costs, net	14,726	7,701		6,507	3,257
Other assets	12,932	7,064		5,040	2,554

Total Assets	1,184,569	630,990		696,156	349,886

Mortgage loan payable	743,200	396,650	references page 19 & 22	429,748	213,452
Derivative Instruments—fair value	(689)	(379)
Accrued interest payable(1)	2,314	1,205		2,183	1,065
Accounts payable and accrued expenses	16,498	8,559		13,283	8,646
Security deposits	5,437	2,736		6,282	2,984
Contributed Capital(2)	417,809	222,219	references page 11	244,660	123,739

Total Liabilities and Equity	1,184,569	630,990		696,156	349,886

        As of June 30, 2002 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements. Additional detail is available on page 33.

(1)
This analysis includes a hedge instrument at fair value of $339K placed on the existing mortgage on 1250 Broadway.

(2)
This analysis excludes certain residual interests in the entity that held 90 Broad Street (sold November 2000).

SL GREEN REALTY CORP.

JOINT VENTURE STATEMENTS

Statements of operations for unconsolidated joint ventures

Unaudited

(000's omitted)

	Three Months Ended June 30, 2002			Three Months Ended June 30, 2001
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues

Rental Revenue, net	29,259	15,215		16,931	8,327
Free rent	330	156		95	41
Amortization of free rent	(123)	(61)		(75)	(35)

Net free rent	206	95		20	6
Straight-line rent	1,540	808		803	374
Allowance for S/L tenant credit loss	(304)	(159)		(157)	(74)
Escalation and reimbursement revenues	4,860	2,496		2,911	1,387
Investment income	225	119		177	83
Other income	111	60		27	13

Total Revenues, net	35,897	18,634	Total Revenues, net	20,712	10,116
Expenses

Operating expenses	8,842	4,579		5,015	2,441
Real estate taxes	5,507	2,855		3,320	1,618

Total Operating Expenses	14,349	7,434	Total Operating Expenses	8,335	4,059
GAAP NOI	21,852	11,359		12,532	6,131
Cash NOI	20,107	10,456		11,710	5,750
Interest	7,947	4,111		6,040	2,892
Depreciation and amortization	5,938	3,091		2,920	1,409

Net Income	7,663	3,998	references page 13	3,415	1,756
Plus: Real Estate Depreciation	5,216	2,713	references page 18	2,658	1,358
Plus: Extraordinary Loss	—	—		—	—
Plus: Management & Leasing Fees	—	—	57	—	—	25

Funds From Operations	12,879	6,711		6,073	3,114
FAD Adjustments:

Plus: Non Real Estate Depreciation	722	378		262	120
Plus: 2% Allowance for S/L Tenant Credit Loss	304	159		157	74
Less: Free and S/L Rent	(1,746)	(903)		(822)	(381)
Less: Second Cycle Tenant Improvement,	—
Leasing Commissions & Recurring Capex	(4,035)	(1,868)		(2,989)	(1,576)

FAD Adjustment	(4,755)	(2,234)		(3,393)	(1,763)

Operating Expense to Real Estate Revenue, net	24.65%	24.60%		24.27%	24.18%
GAAP NOI to Real Estate Revenue, net	60.93%	61.02%		60.65%	60.73%
Cash NOI to Real Estate Revenue, net	56.06%	56.17%		56.67%	56.95%

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

($000's omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings/ (Distributions In Excess of Earnings)	Deferred Compensation Plan/ Officers' Loan	Accumulated Other Comprehensive Loss	TOTAL
Balance at December 31, 2000	246	428,698	31,166	(5,037)	—	455,073
Net Income			63,001			63,001
Cumulative Effect of Accounting Change					(811)	(811)
Preferred Dividend and Accretion			(9,657)			(9,657)
Proceeds from common stock offering & revaluation of minority interest ($2,927)	50	144,558				144,608
Deferred compensation plan	1	4,122		(4,105)		18
Exercise of employee stock options	3	5,283				5,286
Cash distributions declared ($1.605 per common share)			(44,826)			(44,826)
Redemption of operating partnership units		689				689
Comprehensive Income—Unrealized loss of derivative instruments					(2,100)	(2,100)
Amortization of officers' loan and deferred compensation				1,627		1,627

Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908
Net Income			35,734			35,734
Preferred Dividend and Accretion			(4,846)			(4,846)
Exercise of employee stock options	3	5,635				5,638
Cash distributions declared ($0.885 per common share)			(26,711)			(26,711)
Comprehensive Income—Unrealized loss of derivative instruments					(1,798)	(1,798)
Redemption of operating partnership units		1,746				1,746
Deferred compensation plan		(534)		534		—
Amortization of deferred compensation				816		816

Balance at June 30, 2002 (Unaudited)	303	590,197	43,861	(6,165)	(4,709)	623,487

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Diluted Shares
Balance at December 31, 2001	29,978,304	2,271,404	—	32,249,708	—	32,249,708
YTD share activity	328,971	(58,714)		270,257		270,257

Balance at June 30, 2002—Basic	30,307,275	2,212,690	—	32,519,965	—	32,519,965
Dilution Factor	(210,284)	34,124	707,505	531,345	4,698,900	5,230,245

Balance at June 30, 2002—Diluted	30,096,991	2,246,814	707,505	33,051,310	4,698,900	37,750,210

SL GREEN REALTY CORP.

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000's omitted—except per share data)

		Three Months Ended June 30,			Three Months Ended March 31,		Three Months Ended Dec 31
		2002	2001	% Change	2002	% Change	2001	% Change
Funds from operations
Net Income before Minority Interests		19,251	16,348	18%	18,788	2%	17,309	11%
Add:	Depreciation and Amortization	9,753	9,189	6%	9,597	2%	10,380	-6%
	FFO adjustment for Joint Ventures	2,713	1,358	100%	1,881	44%	1,996	36%
Less:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	1,057	1,157	-9%	987	7%	1,102	-4%

	Funds From Operations—Basic	28,360	23,438	21%	26,979	5%	26,283	8%
	Funds From Operations—Basic per Share	0.87	0.87	0%	0.84	4%	0.82	7%
Add:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%

	Funds From Operations—Diluted	30,660	25,738	19%	29,279	5%	28,583	7%
	Funds From Operations—Diluted per Share	0.81	0.80	1%	0.78	4%	0.76	6%
Funds Available for Distribution

FFO(1)		30,660	25,738	19%	29,279	5%	28,583	7%
Add:	Non Real Estate Depreciation	1,057	1,157	-9%	987	7%	1,102	-4%
	2% Allowance for S/L Tenant Credit Loss	542	458	18%	516	5%	443	22%
	Straight-line Ground Rent	160	354	-55%	160	0%	160	0%
	Non-cash Deferred Compensation	637	350	82%	179	26%	349	83%
	FAD adjustment for Joint Ventures	(2,234)	(1,731)	29%	(850)	163%	(1,540)	45%
Less:	Straight-line Rental Income	1,601	2,335	-31%	1,821	-12%	1,956	-18%
	Free Rent—Occupied (Net of Amortization, incl. First Cycle)	784	320	145%	715	10%	(88)	-989%
	Amortization of Mortgage Investment Discount	97	(5,608)	-102%	95	2%	175	-45%
	Second Cycle Tenant Improvements	1,429	791	81%	3,603	-60%	4,393	-67%
	Second Cycle Leasing Commissions	757	1,008	-25%	848	-11%	1,004	-25%
	Recurring Building Improvements	101	481	-79%	88	15%	1,411	-93%

Funds Available for Distribution		26,053	27,000	-4%	23,100	13%	20,246	29%
	Diluted per Share	0.69	0.84	-18%	0.62	12%	0.54	27%
First Cycle Leasing Costs
	Tenant Improvement	13	14	-3%	78	-83%	74	-82%
	Leasing Commissions	—	—	0%	279	0%	—	0%

Funds Available for Distribution after First Cycle Leasing Costs		26,040	26,986	-4%	22,743	14%	20,172	29%
Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.69	0.98	-30%	0.60	14%	0.54	28%
Redevelopment Costs		1,207	2,225	-46%	2,329	-48%	4,708	-74%

Payout Ratio of Funds From Operations		54.67%	48.43%		56.83%		58.07%
Payout Ratio of Funds Available for Distribution Before First Cycle		64.34%	46.17%		71.86%		81.99%

SL GREEN REALTY CORP.

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000's omitted)

	June 30,
			March 31, 2002	December 31, 2001
	2002	2001
Market Capitalization

Common Equity:
Common Shares Outstanding	30,307	24,859	30,042	29,978
OP Units Outstanding	2,213	2,281	2,271	2,271

Total Common Equity (Shares and Units)	32,520	27,140	32,314	32,249
Share Price (End of Period)	35.65	30.31	33.60	30.71

Equity Market Value	1,159,338	822,621	1,085,745	990,379
Preferred Equity at Liquidation Value:	115,000	115,000	115,000	115,000
Real Estate Debt

Property Level Mortgage Debt	397,371	325,411	408,186	409,900
Company's portion of Joint Venture Mortgages	396,650	213,452	225,133	225,290
Outstanding Balance on—Secured Credit Line	33,931	45,238	34,931	34,931
Outstanding Balance on—Unsecured Credit Line	164,000	238,000	52,000	60,000

Total Combined Debt	991,952	822,102	720,250	730,120
Total Market Cap (Debt & Equity)	2,266,290	1,759,723	1,920,995	1,835,499
Lines of Credit Availability

Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	5,000	5,000	30,000	5,000
Outstanding Balance	164,000	238,000	52,000	60,000

Net Line Availability	131,000	57,000	218,000	235,000

Secured Line of Credit
Maximum Line Available	75,000	60,000	75,000	75,000
Outstanding Balance	33,931	45,238	34,931	34,931

Net Line Availability	41,069	14,762	40,069	40,069

Total Availability under Lines of Credit	172,069	71,762	258,069	275,069

Ratio Analysis

Consolidated Basis
Debt to Market Cap Ratio	31.84%	39.36%	29.20%	31.35%
Debt to Gross Real Estate Book Ratio(1)	56.97%	58.31%	46.82%	48.34%
Secured Real Estate Debt to Secured Assets Gross Book(1)	68.48%	68.37%	66.04%	77.68%
Unsecured Debt to Unencumbered Assets-Gross Book Value(1)	42.44%	62.74%	14.03%	15.92%
Secured Line of Credit to Structured Finance Assets(1)	26.58%	41.95%	27.36%	18.52%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	43.77%	46.72%	37.49%	39.78%
Debt to Gross Real Estate Book Ratio(1)	60.58%	60.10%	51.71%	53.24%
Secured Debt to Secured Assets Gross Book(1)	67.50%	67.15%	47.58%	51.31%

(1)
Excludes property under capital lease

SL GREEN REALTY CORP.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios

Unaudited

($000's omitted)

		Three Months Ended June 30,				Three Months Ended March 31
		2002	2001	+/-	% Change	2002	+/-	% Change
Funds from operations		28,360	23,438	4,922	21%	26,979	1,381	5%

Less:	Non—Building Revenue	9,939	6,195	3,744	60%	8,294	1,645	20%
Plus:	2% Reserve for Tenant Credit Loss	542	458	84	18%	516	26	5%
	Interest Expense (incl. Capital Lease Int.)	9,519	13,171	(3,652)	-28%	9,112	407	4%
	Non Real Estate Depreciation	1,057	1,157	(100)	-9%	987	70	7%
	MG&A Expense	3,357	3,668	(311)	-8%	3,202	155	5%
	Preferred Dividend	2,300	2,300	0	0%	2,300	—	0%

	GAAP NOI	35,196	37,997	(2,801)	-7%	34,802	394	1%
Cash adjustments

Less:	Free Rent (Net of Amortization)	880	320	560	175%	1,017	(137)	-14%
	Straightline Revenue Adjustment	2,409	2,335	74	3%	2,366	43	2%
Plus:	Ground Lease Straight-line Adjustment	160	354	(194)	-55%	160	—	0%

	Cash NOI	32,069	35,696	(3,627)	-10%	31,579	490	2%
	Real Estate Revenue, net	55,528	61,338	(5,809)	-9%	55,491	37	0%
Operating margins

	GAAP NOI/Real Estate Revenue, net	63.38%	61.95%			62.72%
	Cash NOI/Real Estate Revenue, net	57.75%	58.20%			56.91%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	69.07%	67.10%			68.41%
	Cash NOI before Ground Rent/Real Estate Revenue, net	63.15%	62.77%			62.31%
Components of debt and fixed charges

	Interest on Fixed Rate Loans	5,718	6,876	(1,158)	-17%	5,628	90	2%
	Interest on Floating Rate Loans	3,800	6,295	(2,495)	-40%	3,484	316	9%
	Fixed Amortization Principal Payments	1,643	1,004	639	64%	1,713	(70)	-4%

	Total Debt Service	11,161	14,175	(3,014)	-21%	10,825	336	3%
	Payments under Ground Lease Arrangements	2,999	2,805	194	7%	2,999	—	0%
	Preferred Stock Dividend	2,300	2,300	0	0%	2,300	—	0%

	Total Fixed Charges	16,460	19,280	(2,820)	-15%	16,124	336	2%

Adjusted EBITDA		42,822	41,379			39,849
Interest Coverage Ratio		4.50	3.14			4.37
Debt Service Coverage ratio		3.84	2.92			3.68
Fixed Charge Coverage ratio		2.60	2.15			2.47

SL GREEN REALTY CORP.

SELECTED FINANCIAL DATA

2002 Same Store

Unaudited

($000's omitted)

		Three Months Ended June 30				Three Months Ended March 31,
		2002	2001	+/-	% Change	2002	+/-	% Change
Revenues

	Rental Revenue	42,377	41,805	572	1%	42,092	285	1%
	Credit Loss	(496)	(395)	(101)	26%	(466)	(30)	6%
	Signage Rent	191	141	50	36%	416	(225)	-54%
	Escalation & Reimbursement Revenues	5,619	5,419	200	4%	5,911	(292)	-5%
	Investment & Other Income	579	605	(27)	-4%	395	183	46%

	Total Revenues	48,270	47,575	695	1%	48,348	(78)	0%
Expenses

	Operating Expense	11,325	10,983	342	3%	11,111	214	2%
	Ground Rent	3,159	3,159	0	0%	3,159	0	0%
	Real Estate Taxes	6,351	6,033	318	5%	6,357	(6)	0%

	Total Operating Expenses	20,835	20,175	660	3%	20,627	208	1%
	EBITDA	27,435	27,400	35	0%	27,721	(286)	-1%
	Interest	6,753	6,977	(224)	-3%	6,683	70	1%
	Depreciation & Amortization	7,397	6,567	830	13%	7,307	90	1%

	Income Before Minority Interest	13,285	13,856	(571)	-4%	13,731	(446)	-3%
Plus:	Real Estate Depreciation & Amortization	7,156	6,349	808	13%	7,102	54	1%

	FFO	20,441	20,205	236	1%	20,833	(392)	-2%
Less:	Non—Building Revenue	357	522	(165)	-32%	295	62	21%
Plus:	2% Reserve for Tenant Credit Loss	496	395	101	26%	466	30	6%
	Interest Expense	6,753	6,977	(224)	-3%	6,683	70	1%
	Non Real Estate Depreciation	241	219	22	10%	205	36	18%

	GAAP NOI	27,574	27,274	300	1%	27,892	(318)	-1.1%
Cash Adjustments

Less:	Free Rent (Net of Amortization)	626	352	274	78%	613	13	2%
	Straightline Revenue Adjustment	1,419	1,885	(466)	-25%	1,564	(145)	-9%
Plus:	Ground Lease Straight-line Adjustment	159	354	(195)	-55%	160	(1)	0%

	Cash NOI	25,688	25,391	297	1%	25,875	(187)	-1%
Operating Margins

	GAAP NOI to Real Estate Revenue, net	56.96%	57.48%			57.49%
	Cash NOI to Real Estate Revenue, net	53.06%	53.51%			53.33%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	63.49%	64.14%			64.00%
	Cash NOI before Ground Rent/Real Estate Revenue, net	59.26%	59.43%			59.51%

SL GREEN REALTY CORP.

DEBT SUMMARY SCHEDULE

Unaudited

($000's omitted)

	Principal O/S Outstanding 6/30/2002	Coupon	Fixed Annual Payment	2002 Principal Repayment	Maturity Date	Due at Maturity	Earliest Contractual Prepayment Date
Fixed rate secured debt

Property
673 First Avenue	7,363	9.00%	5,459	3,301	12/13/2003	2,000	Open
50 West 23rd Street	21,000	7.33%	1,539	—	8/1/2007	19,234	Aug-01
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,855	7.90%	2,402	336	5/1/2009	12,196	Apr-03
711 Third Avenue	48,633	8.13%	4,383	373	9/10/2005	47,247	Jun-04
555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)	68,593	8.10%	5,631	676	11/4/2004	66,959	Open
420 Lexington Avenue	123,900	8.44%	12,385	1,693	11/1/2010	104,406	Open
317 Madison (Libor Swap of 4.01% + 180bps)	65,000	5.81%	3,829	—	8/20/2004	65,000	Open
875 Bridgeport Avenue, CT (1031 exchange asset)	14,849	8.32%	1,273	37	5/10/2025	5,466	Open

Total Fixed Rate Secured Debt/Wtd Avg	375,193	7.79%	36,901	6,416
Floating rate Debt

Secured floating rate debt
Structured Finance Loan (Libor + 100bp)	22,178	2.85%		—	11/1/2002	22,178	Nov-02
Secured Line of Credit (Libor + 150bps)	33,931	3.46%		—	12/22/2004	33,931	Open

Total Floating Rate Secured Debt/Wtd Avg	56,109	3.22%
Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	164,000	3.39%		—	6/27/2003	164,000	Open

Total Floating Rate Unsecured Debt/Wtd Avg	164,000	3.39%
Total Floating Rate Debt Outstanding	220,109	3.35%
Total Debt/Wtd Avg	595,302	6.15%

Weighted Average Balance & Interest Rate	539,795	6.51%

SL GREEN REALTY CORP.

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt

180 Madison JV	31,864	15,900	7.81%	2,765	278	12/1/2005	30,778	Open
1250 Broadway (Libor Swap of 4.03% + 250bp)(1)	85,000	46,750	6.53%	5,551	—	10/1/2004	85,000	Open
1515 Broadway (Libor + 191 bps)(2)	335,000	184,250	3.75%	—	—	5/14/2004	184,250	Open
321 W 44th JV (Libor + 250bps)	22,000	7,700	4.36%	—	—	4/30/2003	7,700	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	3.33%	—	—	1/10/2004	82,500	Open
100 Park Avenue JV	119,338	59,550	8.00%	10,617	883	9/1/2010	107,488	Open

Total Joint Venture Debt/Wtd Avg	743,203	396,650	4.80%	18,932	1,161

Weighted Average Balance & Interest Rate with SLG JV debt		884,181	5.91%

(1)
Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(2)
Spread on 1515 is weighted for first mortgage and mezzanine pieces.

SL GREEN REALTY CORP.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement (REIT)

($000's omitted)

Property	2002 Scheduled Cash Payment	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	Deferred Land Lease Obligations(1)	Year of Maturity
Operating Leases

673 First Avenue	3,010	3,010	3,010	3,108	12,796	2037
1140 Avenue of Americas(2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue(2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue(2)(5)	1,550	1,550	1,550	1,550	1,610	2032

Total	11,982	11,982	11,982	12,080	14,406

Capitalized Lease

673 First Avenue	1,290	1,290	1,290	1,322	15,802	2037

(1)
Per the balance sheet at June 30, 2002.

(2)
These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)
The Company has a unilateral option to extend the ground lease for an additional 50 years, to 2066.

(4)
Subject to renewal at the Company's option through 2029.

(5)
Excludes portion payable to SL Green as owner of 50% leasehold.

SL GREEN REALTY CORP.

STRUCTURED FINANCE

($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield		Libor Rate
6/30/2001	97,832	70,607	15.04%	13.65%		4.52%
Originations/Accretion*	28,457
Preferred Equity	53,500
Redemptions	(21,888)

9/30/2001	157,901	114,248	16.50%	14.88%		3.73%
Originations/Accretion*	30,468
Preferred Equity	—
Redemptions	—

12/31/2001	188,370	178,248	12.86%	12.72%		2.09%
Originations/Accretion*	860
Preferred Equity
Redemptions	(110)

3/31/2002	189,120	188,644	12.63%	12.82%		1.88%
Originations/Accretion*	20,300
Preferred Equity	6,000
Redemptions	(20,172)

6/30/2002	195,248	153,729	12.65%	12.67	%***	1.86%**

*
Accretion includes original issue discounts and compounding investment income.

**
At quarter end $102mm of assets have fixed libor floors. The weighted average floor libor is 4.05%.

***
Current yield net of seller financing based on the balance outstanding as of June 30, 2002 is 11.42%.

SL GREEN REALTY CORP.

STRUCTURED FINANCE

($000's omitted)

Type of Investment	Quarter End Balance	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield
Junior Mortgage Participation	$42,649	$245,277	$158	14.17%	14.11%
Mezzanine Debt	$75,166	$267,600	$206	12.53%	12.50%
Preferred Equity	$77,433	$369,500	$181	14.03%	14.03%
Balance as of 6/30/02	$195,248	$882,377	$186	12.65%	12.67%

Current Maturity Profile

        Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

SL GREEN REALTY CORP.

SELECTED PROPERTY DATA

					Leased						Annualized Rent
Properties			Rentable Sq. Feet	% of Total Sq. Feet						Annualized Rent ($'s)			Total Tenants
	Submarket	Ownership			Jun-02	Mar-02	Dec-01	Sep-01	Jun-01		100%	SLG
PROPERTIES 100% OWNED
"Same Store"

673 First Avenue	Grand Central South	Leasehold Interest	422,000	4	99.8	99.8	99.8	99.9	99.8	13,106,180	7	5	14
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	99.3	98.8	99.4	99.4	99.4	7,473,426	4	3	24
70 W. 36th Street	Garment	Fee Interest	151,000	1	94.3	99.2	98.5	96.3	96.3	3,758,932	2	1	31
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	97.6	97.6	96.2	97.6	97.6	4,225,661	2	2	26
1372 Broadway	Garment	Fee Interest	508,000	4	97.2	97.2	99.3	100.0	99.3	13,806,979	7	5	24
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	2	95.5	95.5	95.5	100.0	100.0	6,782,403	3	2	25
50 W. 23rd Street	Chelsea	Fee Interest	333,000	3	97.2	97.2	99.2	99.2	99.2	7,625,349	4	3	16
1466 Broadway	Times Square	Fee Interest	289,000	3	84.4	84.9	88.9	81.2	80.9	8,981,939	5	3	97
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	10	95.8	94.0	94.8	97.1	99.4	42,444,224	21	15	242
440 Ninth Avenue	Garment	Fee Interest	339,000	3	86.7	86.7	91.1	91.1	98.8	7,997,309	4	3	13
711 Third Avenue	Grand Central North	Operating Sublease(1)	524,000	5	100.0	100.0	100.0	100.0	100.0	18,550,407	9	7	21
555 West 57th	Midtown West	Fee Interest	941,000	8	100.0	100.0	100.0	99.9	100.0	18,820,481	9	7	22
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	94.7	97.9	100.0	98.7	100.0	3,271,115	2	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	1	100.0	100.0	100.0	100.0	100.0	1,320,898	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	2	99.7	98.3	100.0	100.0	100.0	6,103,758	3	2	16
17 Battery Place—North	World Trade/ Battery	Fee Interest	419,000	4	100.0	100.0	100.0	100.0	100.0	8,069,589	4	3	7

Subtotal / Weighted Average			6,012,000	52	96.8	96.6	97.5	97.8	98.6	172,338,650	87	62	621
2001 Acquisitions

317 Madison Avenue	Grand Central	Fee Interest	450,000	4	94.5	94.0	94.6	95.7	95.7	13,131,184	7	5	104
1370 Broadway	Garment	Fee Interest	255,000	2	92.3	98.0	97.3	99.0	99.4	7,104,787	4	3	26

Subtotal / Weighted Average			705,000	6	93.7	95.4	95.6	96.9	97.0	20,235,971	10	7	130
2001 Adjustments

110 East 42nd Street	Grand Central	Fee Interest	181,000	2	97.8	99.8	99.9	99.9	99.9	5,911,285	3	2	28

Subtotal / Weighted Average			181,000	2	97.8	99.8	99.9	99.9	99.9	5,911,285	3	2	28
Total/ Weighted Average Properties 100% Owned			6,898,000	60	96.5	96.6	97.4	97.7	98.5	198,485,906	100	71	779
PROPERTIES ‹100% OWNED
Unconsolidated

180 Madison Avenue—50%	Grand Central South	Fee Interest	265,000	2	87.3	89.7	92.8	89.5	89.5	6,400,907		1	49
1 Park Avenue—55%	Grand Central South	Various Interests	913,000	8	98.4	98.3	98.3	97.7	97.0	33,289,319		7	18
1250 Broadway—55%	Penn Station	Fee Interest	670,000	6	99.3	99.5	99.5	99.5	99.5	19,349,620		4	27
100 Park Avenue—50%	Grand Central South	Fee Interest	834,000	7	100.0	100.0	100.0	97.2	100.0	29,114,642		5	36
1515 Broadway—55%	Times Square	Fee Interest	1,750,000	15	98.5					56,505,964		11	17
321 West 44th Street—35%	Times Square	Fee Interest	203,000	2	97.7	97.4	97.2	97.5	95.5	4,392,574		1	26

Subtotal / Weighted Average			4,635,000	40	98.2	98.1	98.4	97.1	97.0	149,053,026		29	173

Grand Total/ Weighted Average			11,533,000	100	97.2	97.0	97.7	97.5	98.0	347,538,932			952
Grand Total—SLG share of Annualized Rent										277,775,263		100

(1)
Including Ownership of 50% in Building Fee

SL GREEN REALTY CORP.

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2002, 2004, 2006, 2008, 2009	1,279,799	$48,330,900	$37.76	13.9%	$26,581,995	9.6%
The City of New York	17 Battery Place	2007 & 2012	325,664	$5,701,620	$17.51	1.6%	$5,256,327	1.9%
Visting Nurse Services	1250 Broadway	2002, 2006 & 2011	254,323	$7,015,680	$27.59	2.0%	$3,858,624	1.4%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$2,806,224	$12.32	0.8%	$2,806,224	1.0%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$6,440,424	$36.62	1.9%	$3,213,772	1.2%
City University of New York—CUNY	555 West 57th Street	2010, 2011, & 2015	171,732	$4,646,244	$27.06	1.3%	$4,646,244	1.7%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,276,796	$31.34	1.5%	$2,633,121	0.9%
Segal Company	1 Park Avenue	2009	157,944	$5,508,612	$34.88	1.6%	$3,029,737	1.1%
Loews Corp	1 Park Avenue	2002	155,765	$7,053,696	$45.28	2.0%	$3,879,533	1.4%
C.B.S., Inc.	555 West 57th Street	2003 & 2010	153,004	$2,625,576	$17.16	0.8%	$2,625,576	0.9%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$3,918,792	$29.10	1.1%	$3,918,792	1.4%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	133,700	$3,205,656	$23.98	0.9%	$3,205,656	1.2%
Minskoff/Nederlander JV(1)	1515 Broadway	2024	102,452	$716,256	$6.99	0.2%	$393,941	0.1%
Ross Stores	1372 Broadway	2010	101,741	$2,712,204	$26.66	0.8%	$2,712,204	1.0%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,154,496	$41.18	1.2%	$4,154,496	1.5%
CHF Industries	1 Park Avenue	2005	100,000	$3,370,272	$33.70	1.0%	$1,853,650	0.7%
Coty Inc.	1 Park Avenue	2015	100,000	$3,548,688	$35.49	1.0%	$1,951,778	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$2,678,676	$26.88	0.8%	$2,678,676	1.0%
MCI/Worldcom	17 Battery Place, 110 E 42nd St, & 100 Park Avenue	2004 & 2006	93,024	$3,262,476	$35.07	0.9%	$2,137,883	0.8%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,448,708	$26.32	0.7%	$2,448,708	0.9%
Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,263,172	$36.04	0.9%	$3,263,172	1.2%
Information Builders Inc	1250 Broadway	2003	88,571	$2,063,784	$23.30	0.6%	$1,135,081	0.4%
Advanstar Communications	1 Park Avenue	2010	85,284	$2,893,488	$33.93	0.8%	$1,591,418	0.6%
Parade Publications, Inc.	711 Third Avenue	2010	82,444	$1,978,656	$24.00	0.6%	$1,978,656	0.7%
UNICEF	673 First Avenue	2003, 2012, & 2013	81,100	$2,913,120	$35.92	0.8%	$2,913,120	1.0%

TOTAL			4,557,370	138,534,216	$30.40	39.9%	$94,868,384	34.2%
Wholly Owned Portfolio + Allocated JV Properties			11,533,000	$347,538,932	$30.13		$277,775,263

(1)
Minskoff/Nederlander JV pays percentage rent.

SL GREEN REALTY CORP.

SECOND QUARTER 2002—LEASING ACTIVITY

Available Space
Activity Type		Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF* ($'s)
Vacancy at 3/31/02				292,480
Acquired Vacancies

	Office
		1515 Broadway		43,496
Sold Vacancies

	Office
		469 Seventh Avenue		8,008
Expiring Space

	Office
		317 Madison Avenue	4	7,758	9,013	29.46
		1370 Broadway	5	8,272	8,272	19.72
		180 Madison Avenue	5	14,202	14,413	28.69
		100 Park Avenue	2	5,694	8,136	31.00
		1250 Broadway	2	5,464	7,654	30.70
		286 Madison Avenue	2	3,816	5,469	31.14
		555 W. 5 7th Street	2	28,299	36,176	15.08
		1414 Ave of Americas	1	1,120	2,351	41.10
		70 W. 36th Street	2	8,789	9,171	18.73
		673 First Avenue	1	1,046	1,046	25.68
		110 East 42nd Street	3	4,936	5,353	15.93
		321 W. 44th Street	5	7,263	7,263	14.90
		1466 Broadway	9	10,409	11,657	35.48
		420 Lexington Avenue	10	20,388	24,281	28.99

		Total/Weighted Average	53	127,456	150,255	24.33
	Retail
		Total/Weighted Average	0	—	—	—
Move Outs

	Office
		1370 Broadway	1	12,209	14,281	21.50
		286 Madison Avenue	1	470	470	28.84
		292 Madiosn Avenue	1	8,113	10,817	46.00
		110 East 42nd Street	1	1,125	1,610	36.00
		1466 Broadway	2	1,122	1,471	40.06
		420 Lexington Avenue	2	4,862	6,795	36.37

		Total/Weighted Average	8	27,901	35,444	33.35
	Retail
		Total/Weighted Average	0	—	—	—
Evicted Tenants

	Office
		180 Madison Avenue	1	5580	5,580	27.93
		286 Madison Avenue	1	5,058	5,058	26.11
		1466 Broadway	1	1,895	2,442	39.24

		Total/Weighted Average	3	12,533	13,080	29.34
	Retail
		Total/Weighted Average	—	—	—	—
Relocating Tenants

	Office
		Total/Weighted Average	—	—	—	—
Available Space

	Office		64	167,890	198,779	26.51
	Retail		0	—	—	—

		Total	64	167,890	198,779	26.51
	Available Space			495,858

*
Escalated Rent is calculated as Total Annual Income less Electric Charges.

SL GREEN REALTY CORP.

SECOND QUARTER—2002 LEASING ACTIVITY

Leased Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
Available Space as 6/30/02			495,858
Renewing Tenants

Office
	317 Madison Avenue	4	6,974	9,403	34.61	23.23	4.36	2.0
	1370 Broadway	2	2,534	3,619	33.07	26.73	0.63	1.0
	180 Madison Avenue	3	9,323	10,997	32.67	31.37	—	2.0
	100 Park Avenue	2	5,694	8,136	50.00	31.00	—	—
	286 Madison Avenue	1	1,982	2,849	30.00	23.00	—	—
	70 West 36th Street	1	1,289	1,835	30.00	26.50	—	—
	1466 Broadway	2	1,683	2,232	37.36	29.17	—	2.0
	420 Lexington Avenue	3	2,073	2,790	46.50	31.55	10.00	3.0

	Total/Weighted Average	18	31,552	41,861	37.38	26.11	1.70	0.5
Storage
	Total/Weighted Average
Relocating Tenants

	Total/Weighted Average
Expansion Tenants

Office
	Total/Weighted Average
New Tenants Replacing Old Tenants

Office
	317 Madison Avenue	1	818	1,198	39.00	19.95	—	2.0
	180 Madison Avenue	1	595	875	40.00	20.75	4.00	1.0
	1250 Broadway	1	4,644	6,634	41.00	28.60	30.00	3.0
	286 Madison Avenue	1	1,951	2,787	35.00	23.75	8.11	1.0
	292 Madison Avenue	2	10,762	13,976	35.00	43.47	31.00	9.0
	555 West 57th Street	2	28,299	37,894	34.00	15.08	15.48	4.0
	470 Park Ave South	1	1,443	2,100	34.00	22.00	—	1.0
	110 East 42nd Street	2	2,510	3,700	43.70	30.05	6.35	1.0
	321 West 44th Street	1	4,676	6,705	33.00	12.98	10.00	6.0
	1466 Broadway	5	2,810	4,141	38.05	36.00	3.36	1.0
	420 Lexington Avenue	16	29,828	42,589	41.75	29.51	14.20	31.0

	Total/Weighted Average	33	88,336	122,599	37.68	25.26	13.77	1.8
Retail
	673 First Avenue	1	1,063	1,063	30.00	25.68	—	1.0
	420 Lexington Avenue	1	3,214	3,214	190.00	143.00	—	—

	Total/Weighted Average	2	4,277	4,277	150.23	113.84	—	1.0
	Total/Weighted Average	53	124,165	168,737	40.46	27.71	10.43	1.2

New Tenants Replacing Vacancies

Office
	317 Madison Avenue	1	2,572	3,589	43.00	—	26.49	1.0
	180 Madison Avenue	2	1,322	1,944	36.59	—	3.88	—
	321 West 44th Street	1	3,172	4,570	25.50	—	42.00	3.0
	1466 Broadway	2	2,454	2,361	36.44	—	4.16	1.0
	420 Lexington Avenue	1	1,669	2,429	38.00	—	1.61	1.0

	Total/Weighted Average	7	11,189	14,893	34.94	—	20.70	0.8
Retail
	1 Park Avenue	1	325	325	92.31	—	—	1.0

	Total/Weighted Average	1	325	325	92.31	—	—	1.0
Storage		0	—	—	—	—	—	—
	Total/Weighted Average	0	—	—	—	—	—	—
Leased Space

Office		58	131,077	179,353	37.38	25.47	11.53	1.0
Retail		3	4,602	4,602	146.14	113.84	—	1.0
Storage		0	—	—	—	—	—	—

	Total	61	135,679	183,955	40.10	27.66	11.24	1.1
Sold Vacancies
Sub-Total Available Space @ 6/30/02			360,179
Holdover Tenants

	1370 Broadway	2	3,442	3,442	26.09	26.09	—	—
	180 Madison Avenue	1	2,313	2,313	27.16	27.16	—	—
	286 Madison Avenue	1	1,834	2,620	40.00	40.00	—	—
	1414 Ave of Americas	1	1,120	2,351	41.10	41.10	—	—
	1466 Broadway	4	5,082	5,868	33.20	33.20	—	—
	420 Lexington Avenue	2	9,366	11,094	28.04	28.04	—	—

		11	23,157	27,688	31.06	31.06	—	—
Total Available Space @ 6/30/02			337,022

Early Renewals

Office	317 Madison Avenue	1	1,238	1,673	36.00	23.00	—	—
	1370 Broadway	1	144	400	45.00	33.00	—	—
	100 Park Avenue	1	7,670	9,962	52.00	34.75	1.50	—
	1414 Ave of Americas	1	923	1,388	42.50	24.00	—	2.0
	70 West 36th Street	1	7,879	9,974	20.05	16.71	—	—
	1372 Broadway	1	9,172	11,739	27.00	18.00	—	—
	420 Lexington Avenue	1	1,897	2,829	40.00	20.75	—	—

		7	28,923	37,965	33.86	22.07	0.39	0.3
Retail
	317 Madison	1	2,971	2,285	140.00	91.13	—	—

		1	2,971	2,285	140.00	91.13	—	—
Storage
	317 Madison	1	59	85	15.00	12.00	—	—
	100 Park Avenue	1	882	882	17.00	17.00	—	—

		2	941	967	16.82	16.14	—	—
Renewals

	Expired/Renewed Office	18	31,552	41,861	37.38	26.11	1.70	0.5
	Early Renewals Office	7	28,923	37,965	33.86	22.07	0.39	0.3
	Early Renewals Retail	1	2,971	2,285	140.00	91.13	—	—
	Early Renewals Storage	2	941	967	16.82	16.14	—	—

	Total	28	64,387	83,078	38.35	25.94	1.04	0.3

*
Annual Base Rent

**
Escalated Rent is calculated as Total Annual Income less Electric Charges.

SL GREEN REALTY CORP.

ANNUAL LEASE EXPIRATIONS
Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2002 Weighted Average Asking Rent $/psf
In 1st Quarter 2002 *	8	10,171	0.15%	$267,336	$26.28	$42.78
In 2nd Quarter 2002 *	13	37,485	0.56%	$1,039,260	$27.72	$38.49
In 3rd Quarter 2002	26	72,175	1.07%	$2,040,252	$28.27	$40.89
In 4th Quarter 2002	31	89,563	1.33%	$3,046,104	$34.01	$40.61

Total 2002	78	209,394	3.11%	$6,392,952	$30.53	$40.43
2003	134	557,148	8.29%	$16,040,076	$28.79	$38.03
2004	134	617,099	9.18%	$19,281,132	$31.24	$37.04
2005	122	631,197	9.39%	$19,674,636	$31.17	$37.70
2006	73	512,364	7.62%	$16,254,192	$31.72	$37.30
2007	72	369,685	5.50%	$10,265,066	$27.77	$39.44
2008	43	394,323	5.86%	$12,670,128	$32.13	$36.45
2009	37	558,951	8.31%	$17,172,024	$30.72	$37.39
2010	44	1,045,374	15.55%	$30,727,698	$29.39	$38.50
2011	23	297,464	4.42%	$12,744,936	$42.85	$40.86
Thereafter	41	1,530,687	22.77%	$37,263,066	$24.26	$35.18

	801	6,723,686	100%	$198,485,906	$29.52	$37.41

*
Includes month to month holdover tenants that expired prior to 6/30/02

**
Tenants may have multiple leases.

**
Represents current in place annualized rent allocated by year of maturity.

  SL GREEN REALTY CORP.

  ANNUAL LEASE EXPIRATIONS

  Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf***	Year 2002 Weighted Average Asking Rent $/psf
In 1st Quarter 2002 *	1	1,549	0.03%	$47,136	$30.43	$40.00
In 2nd Quarter 2002 *	3	9,937	0.22%	$355,992	$35.82	$40.00
In 3rd Quarter 2002	9	33,399	0.74%	$364,296	$10.91	$35.67
In 4th Quarter 2002	12	271,000	6.00%	$12,008,160	$44.31	$45.58

Total 2002	25	315,885	6.99%	$12,775,584	$40.44	$44.33
2003	22	260,725	5.77%	$6,387,312	$24.50	$49.79
2004	19	166,179	3.68%	$5,362,547	$32.27	$47.01
2005	21	401,907	8.90%	$10,875,648	$27.06	$48.09
2006	25	368,052	8.15%	$10,143,576	$27.56	$48.01
2007	12	273,069	6.05%	$9,482,136	$34.72	$48.48
2008	16	337,755	7.48%	$10,713,192	$31.72	$49.60
2009	17	524,865	11.62%	$17,790,936	$33.90	$48.08
2010	14	1,289,463	28.55%	$47,260,188	$36.65	$52.99
2011	5	101,393	2.24%	$3,880,848	$38.28	$46.07
Thereafter	17	477,295	10.57%	$14,381,059	$30.40	$48.19

	193	4,516,588	100.00%	$149,053,026	$33.00	$49.37

*
Includes month to month holdover tenants that expired prior to 6/30/02

**
Tenants may have multiple leases.

***
Represents in place annualized rent allocated by year of maturity.

  SL GREEN REALTY CORP.

  SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket	Net Rentable s.f.	% Leased at acquisition	% Leased 6/30/2002	Acquisition Price ($'s)
1998 Acquisitions

Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	96	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	84	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	98	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Garment	339,000	76	87	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000

				2,932,000			$338,600,000
1999 Acquisitions

Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North				$27,300,000
Jan-99	555 West 57th—65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street—35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue	112,000	99	95
	290 Madison Avenue	36,800	86	100
	292 Madison Avenue	187,000	97	100
Aug-99	1250 Broadway—50% JV	Fee Interest	Penn Station	670,000	97	99	$93,000,000
Nov-99	555 West 57th—remaining 35%	Fee Interest	Midtown West	—			$34,100,000

				2,285,800			$305,600,000
2000 Acquisitions

Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	100	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	87	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	98	$28,400,000

				1,302,000			$261,650,000
2001 Acquisitions

Jan-01	1370 Broadway	Fee Interest	Garment	255,000	97	92	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue—35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	95	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway—49.9% JV(3)	Fee Interest	Penn Station	670,000	98	99	$126,500,000

				2,541,000			$435,700,000
2002 Acquisitions

May-02	1515 Broadway—55% JV(4)	Fee Interest	Times Square	1,750,000	98	99	$480,000,000

							$480,000,000

(1)
This includes the issuance of 44,772 OP units (valued at $1mm) and $20mm for a 50% interest in the Building Fee (purchased 7/98).

(2)
This includes the assumption of mortgage debt for $28.6mm (65% of $44mm).

(3)
Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(4)
Current ownership interest is 55%.

  SL GREEN REALTY CORP.

  SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable s.f.	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales

Feb-00	29 West 35th Street	Fee Structure	Garment	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Structure	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street—35% JV	Fee Structure	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Structure	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Structure	Financial	392,000	$53,000,000	$135

				1,190,000	$184,600,000	$156
2001 Sales

Jan-01	633 Third Ave	Fee Structure	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave—45% JV	Fee Structure	Times Square	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Structure	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North	69,700	$14,500,000	$208
Sep-01	1250 Broadway(1)	Fee Structure	Penn Station	670,000	$126,500,000	$189

				2,082,323	$478,850,000	$242
2002 Sales

Jun-02	469 Seventh Avenue	Fee Structure	Penn Station	253,000	$53,100,000	$210

(1)
Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SL GREEN REALTY CORP.

SUPPLEMENTAL DEFINITIONS

        Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

        Debt service coverage is adjusted EBITDA divided by total interest and principal payments

        Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

        Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

        Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

        Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

        Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

        Interest coverage is adjusted EBITDA divided by total interest expense.

        Junior Mortgage Participations are subordinate interests in first mortgages.

        Mezzanine Debt Loans are loans secured by ownership interests.

        Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests' share of income and preferred stock dividends if anti-dilutive.

        Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

        Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

        Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

        Redevelopment Costs are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

        Same store NOI growth is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period.

        Same store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

        Second generation TI's and LC's are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

        SLG's share of total debt to market capitalization is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

        Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

SL GREEN REALTY CORP.

CORPORATE GOVERNANCE

Stephen L. Green
    Chairman of the Board and CEO

Marc Holliday
    President and Chief Investment Officer

Michael Reid
    Chief Operating Officer

Tom Wirth
    Chief Financial Officer

Gerard Nocera
    Director of Real Estate Operations

Andrew S. Levine
    General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
CIBC Oppenheimer Corp.	Anthony Paolone	(212) 667-8116	anthony.paolone@us.cibc.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	cwhirsch@rcn.com
Credit Suisse First Boston	Larry Raiman	(212) 538-2380	lawrence.raiman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	James H. Kammert, CFA	(212) 855-0670	james.kammert@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 573-8607	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

        SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.'s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

QuickLinks

  Exhibit 99.2
SL Green Realty Corp. Second Quarter 2002 Supplemental Data June 30, 2002
TABLE OF CONTENTS
CORPORATE PROFILE
SL GREEN REALTY CORP. FINANCIAL HIGHLIGHTS SECOND QUARTER 2002 UNAUDITED
2002 SAME STORE
SL GREEN REALTY CORP. FINANCIAL HIGHLIGHTS Second Quarter Unaudited
SL GREEN REALTY CORP. COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)
SL GREEN REALTY CORP. COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)
SL GREEN REALTY CORP. COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)
SL GREEN REALTY CORP. COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)
SL GREEN REALTY CORP. JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000's omitted)
SL GREEN REALTY CORP. JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000's omitted)
SL GREEN REALTY CORP. CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY ($000's omitted)
SL GREEN REALTY CORP. COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000's omitted—except per share data)
SL GREEN REALTY CORP. SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000's omitted)
SL GREEN REALTY CORP. SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000's omitted)
SL GREEN REALTY CORP. SELECTED FINANCIAL DATA 2002 Same Store Unaudited ($000's omitted)
SL GREEN REALTY CORP. DEBT SUMMARY SCHEDULE Unaudited ($000's omitted)
SL GREEN REALTY CORP. SUMMARY OF JOINT VENTURE DEBT
SL GREEN REALTY CORP. SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000's omitted)
SL GREEN REALTY CORP. STRUCTURED FINANCE ($000's omitted)
SL GREEN REALTY CORP. STRUCTURED FINANCE ($000's omitted)
Current Maturity Profile
SL GREEN REALTY CORP. SELECTED PROPERTY DATA
SL GREEN REALTY CORP. LARGEST TENANTS BY SQUARE FEET LEASED
SL GREEN REALTY CORP. SECOND QUARTER 2002—LEASING ACTIVITY
SL GREEN REALTY CORP. SECOND QUARTER—2002 LEASING ACTIVITY Leased Space
ANNUAL LEASE EXPIRATIONS CONSOLIDATED PROPERTIES
ANNUAL LEASE EXPIRATIONS JOINT VENTURE PROPERTIES
SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997
SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999
SL GREEN REALTY CORP. SUPPLEMENTAL DEFINITIONS
SL GREEN REALTY CORP. CORPORATE GOVERNANCE